                                                                  EXHIBIT 99.m13

                     AMENDMENT NO. 6 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
            AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                    AMERICAN CENTURY TARGET MATURITIES TRUST

                                     C Class

     THIS  AMENDMENT NO. 6 TO MASTER  DISTRIBUTION  AND  INDIVIDUAL  SHAREHOLDER
SERVICES PLAN is made as of the 1st day of May, 2004, by each of the above named corporations  (the "Issuers").  Capitalized  terms not otherwise  defined herein shall  have  the  meaning  ascribed  to  them  in the  Master  Distribution  and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS,  the Issuers  (other than  American  Century  Quantitative  Equity
Funds, Inc., a Maryland  corporation  ("ACQEF,  Inc.")) are parties to a certain
Master Distribution and Individual Shareholder Services Plan dated September 16,
2000, to be effective May 1, 2001 and amended August 1, 2001,  December 3, 2001,
July 1, 2002 , September 3, 2002 and January 2, 2004 (the "Plan"); and

     WHEREAS, Issuers now desire to amend the Plan to add ACQEF, Inc. as a party thereto;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     2. After the date  hereof,  all  references  to the Plan shall be deemed to mean the Master  Distribution  and  Individual  Shareholder  Services  Plan,  as
amended by this Amendment No. 6.

     3. In the event of a conflict between the terms of this Amendment No. 6 and the Plan,  it is the  intention of the parties that the terms of this  Amendment
No. 6 shall  control and the Plan shall be  interpreted  on that  basis.  To the extent the provisions of the Plan have not been amended by this Amendment No. 6, the parties hereby confirm and ratify the Plan.

     4. This Amendment No. 6 may be executed in two or more  counterparts,  each of which shall be an original and all of which  together  shall  constitute  one instrument.

     IN WITNESS  WHEREOF,  the undersigned have executed this Amendment No. 6 as of the date first above written.

                             AMERICAN CENTURY CALIFORNIA TAX-FREE
                               AND MUNICIPAL FUNDS
                             AMERICAN CENTURY GOVERNMENT INCOME TRUST
                             AMERICAN CENTURY INVESTMENT TRUST
                             AMERICAN CENTURY MUNICIPAL TRUST
                             AMERICAN CENTURY TARGET MATURITIES TRUST
                             AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                             BY:  /s/ Charles C. S. Park
                                  ---------------------------------------
                                  Charles C. S. Park
                                  Vice President of each of the Issuers

                                   SCHEDULE A

                         Series Offering C Class Shares

Series                                                        Date Plan Adopted
------                                                        -----------------

AMERICAN CENTURY CALIFORNIA TAX-FREE AND
MUNICIPAL FUNDS
>>  California High-Yield Municipal                           May 1, 2001
>>  California Intermediate-Term Tax-Free                     May 1, 2001
>>  California Long-Term Tax-Free                             May 1, 2001

AMERICAN CENTURY GOVERNMENT INCOME TRUST
>>  Ginnie Mae Fund (formerly GNMA Fund)                      May 1, 2001

AMERICAN CENTURY INVESTMENT TRUST
>>  Diversified Bond Fund                                     September 3, 2002
>>  Prime Money Market Fund                                   May 1, 2001
>>  High-Yield Fund                                           July 2, 2002

AMERICAN CENTURY MUNICIPAL TRUST
>>  Arizona Municipal Bond Fund (formerly Arizona             May 1, 2001
      Intermediate-Term Municipal Fund)
>>  Florida Municipal Bond Fund (formerly Florida             May 1, 2001
      Intermediate-Term Municipal Fund)
>>  High-Yield Municipal Fund                                 May 1, 2001
>>  Tax-Free Bond Fund (formerly                              May 1, 2001
    Intermediate-Term Tax-Free Fund)

AMERICAN CENTURY TARGET MATURITIES TRUST
>>  Target 2030 Fund                                          May 1, 2001

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
>>  Equity Growth Fund                                        May 1, 2004
>>  Income & Growth Fund                                      May 1, 2004

By:    /s/ Charles C. S. Park
       -----------------------------------------------
Name:  Charles C.S. Park
Title: Vice President
Date:  May 1, 2004

                                      A-1